SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 3, 2006

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

2-28348	NEVADA POWER COMPANY Nevada 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0420104

0-00508	SIERRA PACIFIC POWER COMPANY Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     Today, Sierra Pacific Resources (SPR) and its two utility subsidiaries, Nevada Power Company (NPC) and Sierra Pacific Power Company (SPPC), issued a press release disclosing financial results for the fiscal quarter ended September 30, 2006. The text of the release is furnished herewith as Exhibit 99.1.
     In conjunction with the issuance of the Press Release, SPR has made available on its website at www.sierrapacificresources.com, certain supplemental financial information as of September 30, 2006. A reconciliation of the non-GAAP financial information contained within the posting to the most directly comparable financial measures calculated and presented in accordance with GAAP is attached hereto as Exhibit 99.2. Disclosures regarding definitions of these financial measures used by SPR and why SPR’s management believes these financial measures provide useful information to investors are also included in Exhibit 99.2.
     The information in this Current Report (including Exhibits 99.1 and 99.2.) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits — The following exhibits are furnished with this Form 8-K:
EX-99.1 — Press Release dated November 3, 2006

EX-99.2 — Reconciliation of Non-GAAP Financial Information — Adjusted Earnings Applicable to Common Stock, Adjusted Net Income.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: November 3, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Nevada Power Company (Registrant)
Date: November 3, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: November 3, 2006	By:	/s/ John E. Brown
John E. Brown
Controller